Exhibit 99.1

OfficeMax Incorporated

150 East Pierce Road  Itasca, IL 60143-1594

News Release

Media Contact	Investor Relations Contact
Bill Bonner	John Jennings
630 438 8584	630 438 8760

For Immediate Release: June 14, 2005

OFFICEMAX ANNOUNCES SEC ORDER RELATING TO PREVIOUSLY-ANNOUNCED INTERNAL INVESTIGATION

Itasca, Ill. – OfficeMax® Incorporated (NYSE: OMX) today announced that the Securities and Exchange Commission (SEC) has issued a formal order of investigation arising from the company’s previously-announced internal investigation into its accounting for vendor income.   OfficeMax launched its internal investigation in December 2004 when the company received claims by a vendor to its retail business that certain employees acted inappropriately in requesting promotional payments and in falsifying supporting documentation.   The internal investigation was conducted under the direction of the company’s audit committee and was completed in March 2005.  In connection with the investigation, six employees were terminated for cause and OfficeMax reported in amended Quarterly Reports on Form 10-Q that it overstated its cumulative net operating income in the first three fiscal quarters of 2004 by $4.3 million.    OfficeMax intends to cooperate fully with the SEC.

About OfficeMax® Incorporated

OfficeMax is a leader in both business-to-business and retail office products distribution.  The company provides office supplies, and paper, print and document services, technology products and solutions, and furniture to large, medium, and small businesses and consumers.  OfficeMax customers are served by more than 41,000 associates through direct sales, catalogs, the Internet, and 935 superstores.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws.  Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements.  These statements are based on current expectations and speak only as of the date of such statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.  Important factors regarding the Company which may cause results to differ from expectations are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, including under the caption “Cautionary and Forward-Looking Statements”, and in other filings with the SEC.

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